EXHIBIT 99.1

OMEGA FLEX, INC.

Manufacturer of flexible metal hose and gas piping products

Amended Press Release

Omega Flex, Inc. Announces Special Dividend

Middletown, Connecticut	Contact: Kevin R. Hoben
December 11, 2008	(860) 704-6820

Omega Flex, Inc. (the “Company”) today announced that the record date for the previously announced special dividend has been moved to December 16, 2008. The payment date of the special dividend will remain December 23, 2008.

Certain statements in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are not historical facts but rather reflect our current expectations concerning future results and events. The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company (including its subsidiaries and affiliates) or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements.

Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s view only as of the date of this news release. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, conditions or circumstances.